EMPLOYMENT AGREEMENT

Employment Agreement (this “Agreement”), dated as of February 1, 2014 (the “Effective Date”) between XCel Brands, Inc. ("XCel" or the "Company") and Marisa Gardini (“Gardini” and, together with the Company, the “Parties”).

1.      Termination of Previous Employment Agreement. Effective as of the Effective Date, Gardini voluntary resigns from all positions as an officer of XCel and all of its subsidiaries, but shall remain as a director of Xcel. Gardini acknowledges and agrees that the change in her status and duties on the Effective Date does not constitute grounds for termination by Gardini for Good Reason (as defined in the Amended and Restated Employment Agreement dated as of February 21, 2012 by and between the Company and Gardini (the “Previous Employment Agreement”)) and that she is not entitled to receive any Base Salary, Severance Payments or Benefits (as defined in the Previous Employment Agreement) after the Effective Date pursuant to the Previous Employment Agreement. Executive agrees to execute the General Release attached hereto as Exhibit A and hereby delivers such General Release.

2.      Gardini's Services.

(a) Gardini’s Services. XCel hereby continues to engage Gardini as an employee of XCel, with the title of “Director of Business Development” or such other title as mutually agreed upon between Gardini and Xcel, and Gardini agrees to continue to serve as an employee of XCel under the terms of this Agreement. Ms. Gardini’s employment with the Company shall be on an “at will” basis and her employment with the Company may be terminated in accordance with Section 6. Ms. Gardini’s responsibilities shall be (i) introducing the Company to potential licensees, distributors or joint venture partners pursuant to Paragraph 4 herein and (ii) providing such ongoing services relating to Transactions (as defined in Section 4(b)) with Gardini Contacts as the Company reasonably requests (collectively, the “Services”). The Services shall be performed at such times and places and in such manner (whether by conference, telephone, electronic communication or otherwise) as Gardini and the Company shall mutually agree. It is understood and agreed that while serving as an employee of XCel hereunder, Gardini may engage in any business or employment activities in any field either for her own account or for the account of others subject to the provisions of Section 5 below. Gardini is not authorized to bind XCel, or to incur any obligation or liability on behalf of XCel, except as expressly authorized by XCel in writing.

(b) Gardini Activities. The Company acknowledges and agrees that Gardini has disclosed certain business activities and projects to the Company’s CEO (the “Gardini Activities”). Gardini represents and warrants to the Company that in connection with the Gardini Activities, Gardini has not violated Section 1.5 or Section 1.8(b) of the Previous Employment Agreement. The Company further agrees that, as long as Gardini continues to comply with Sections 1.5 and 1.8(b) of the Previous Employment Agreement, the Gardini Activities shall not be in violation of Gardini’s obligations under Section 1.8(a) of the Previous Employment Agreement.

3.      Compensation; Reimbursement of Expenses; Benefits.

a.       Compensation; Reimbursement. Gardini shall render the Services under this Agreement during the period from the Effective Date through the date on which this Agreement is terminated in accordance with Section 6. As consideration for Gardini’s employment under this Agreement, the Company shall pay to Gardini (i) One Thousand Five Hundred Dollars ($1,500.00) per month (the “Salary”) and (ii) any Commissions (as defined in Section 4(b)) which may become payable pursuant to Section 4(b). The Company shall pay the Salary on a monthly basis within thirty (30) days following the last day of the month for which the Salary is due. The Company shall reimburse Gardini for business expenses, to the extent such expenses (i) directly relate to Gardini’s performance of the Services, and (ii) are approved in writing in advance by the Company, and provided that any travel expenses include coach class airfare and hotel stays at mid-level hotels at the level of Marriott or similar. In the event that the Term is terminated prior to the second (2nd) anniversary of the Effective Date, the Company shall, within thirty (30) days following the termination of the Term, pay Gardini a lump sum equal to the amount of Salary that would payable to Gardini from the date of termination of the Term through the second (2nd) anniversary of the Effective Date. The foregoing sentence of this Section 3(a) shall survive termination of the Term.

b.      Benefits. During the Term, Gardini shall be entitled to participate (for herself and, as applicable, her dependents) in the group medical, life, 401(k) and other insurance programs, equity and equity-based incentive plans, employee benefit plans and perquisites which may be adopted by the Board, or the compensation committee of the Board, from time to time, for participation by the Company’s senior management or executives, as well as dental, life and disability insurance coverage, with payment of, or reimbursement for, such insurance premiums by the Company, subject to, in all cases, the terms and conditions established by the Board with respect to such plans (collectively, the “Benefits”); provided, however, that the Board, in its reasonable discretion, may revise the terms of any Benefits so long as such revision does not have a disproportionately negative impact on Gardini vis-à-vis other company employees to the extent applicable. In the event that the Term is terminated prior to the second (2nd) anniversary of the Effective Date, the Company shall reimburse Gardini for all COBRA expenses and, if Gardini is not eligible for COBRA at any time during such period, all out-of-pocket expenses incurred by Gardini (up to the amount that the Company would have paid for COBRA expenses) to maintain equivalent benefit coverage through the second (2nd) anniversary of the Effective Date. The terms of this Section 3(b) shall survive any termination of the Term.

c.       D&O Insurance. The Company shall acquire and maintain Directors’ and Officers’ insurance for the Company’s directors (including Gardini), with coverage in amounts reasonably sufficient to protect the Company’s directors and officers, but in all events with coverage in amounts no less than such amounts customarily maintained by similarly situated companies. Upon a Change of Control (as defined in the Previous Employment Agreement), the Company shall purchase, or cause to be purchased, a tail policy for a period of one year in an amount reasonably sufficient to protect the Company’s former directors and officers, but in all events with coverage in amounts no less than such amounts obtained by similarly situated companies in similar events.

4.      Commissions.

a.                  Contacting Potential Partners. During the Term, Gardini may contact companies who may be interested in a business arrangement with the Company (“Potential Partners”) and introduce them to the Company. Once Gardini has identified a Potential Partner, Gardini shall send a written notice to the Company, in substantially the form attached hereto as Exhibit B (the “Request Notice”) setting forth the name and address of the Potential Partner and a description of the potential business arrangement (i.e. categories, license arrangement, etc.). If, after receiving such Request Notice, the Company desires Gardini to formally pursue discussions with the Potential Partner for the purpose of having the Company enter into a License Agreement with the Potential Partner, then the Company shall provide written notice from an executive officer of the Company to Gardini, by signing and returning the applicable Request Notice as indicated thereon, that such Potential Partner is acceptable. If Gardini does not receive written approval from the Company, then Gardini shall not have the right to engage in discussions with the Potential Partner on behalf of the Company. If the Company or another agent of the Company have had previous discussions with such Potential Partner, then such right shall be non-exclusive, otherwise Gardini shall have the exclusive right to engage in discussions with such Potential Partner on the Company’s behalf for a period of one (1) year following the written acceptance of the Company of such Request Notice (the “Exclusivity Period”). During the Exclusivity Period (regardless of whether the Term expires prior to the expiration of the Exclusivity Period), such Potential Partners approved by the Company shall be considered “Gardini Contacts”. Notwithstanding the foregoing, any Potential Partner introduced to the Company during the Term of this Agreement shall be considered a Gardini Contact. Gardini shall not have the authority to bind the Company to any agreement with a Gardini Contact and any such agreement may only be approved by the Company, in its sole discretion and executed by an executive officer of the Company.

b.      Commissions. The Company may, in its sole discretion, enter into a license agreement, service agreement, or another business arrangement (collectively a “Transaction”) with a Gardini Contact. If, during the Exclusivity Period, the Company enters into a Transaction with a Gardini Contact then, and only in such event, shall the Company pay Gardini a commission equal to (i) five percent (5.0%) of the Net Revenues that the Company receives from such Gardini Contact during the first term of the agreement entered into by and between the Company and such Gardini Contact in cases where the Company owes commissions to another party (including ICM, but excluding Isaac Mizrahi) for such Gardini Contact; and (ii) ten percent (10%) for any other Gardini Contact (the “Commission”). For the purposes of this Agreement, “Net Revenues” means the payments actually received by the Company from the Gardini Contact related to the Transaction (excluding any third-party commissions, advertising royalties and any taxes, foreign or domestic, withheld from or added to any royalties paid to the Company, but including any dividends, sale proceeds, up-front fees, guaranteed minimum royalty payments or percentage royalty payments) less any fees, costs and/or expenses (including attorneys’ fees) incurred by the Company in connection with the enforcement by the Company of its rights to receive money from such Gardini Contact. Gardini acknowledges and agrees that she shall be responsible for the payment of any further compensation to brokers, finders, or other third parties in connection with a Transaction unless otherwise agreed upon by an executive officer of the Company in advance in writing.

c.       Payment of Commissions. Commissions shall be payable within thirty (30) days of the Company’s receipt of cash compensation (including dividends, sale proceeds, up-front fees, guaranteed minimum and percentage royalties), from a Gardini Contact. Gardini acknowledges and agrees that she shall be responsible for the payment of, and hold the Company harmless against, any compensation which may become payable to brokers, finders, or other third parties in connection with a Transaction unless otherwise agreed upon by an executive officer of the Company in advance in writing. Notwithstanding anything to the contrary in this Agreement, the Company’s obligations to pay Commissions in accordance with this Section 4 shall survive termination of the Term. To the extent that the provisions of Section 409A of the Internal Revenue Code apply to these payments, all such payments shall be made in accordance with the provisions of Treas. Regs. Section 1.409A-3(i)(1)(iii).

5.      Effect on Previous Employment Agreement. Notwithstanding anything to the contrary in the Previous Employment Agreement, Sections 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 3.1 and 3.2 of the Previous Employment Agreement (the “Continuing Provisions”) shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period (as defined in the Previous Employment Agreement) or the termination of this Agreement. Except for the Continuing Provisions, the Previous Employment Agreement is terminated and of no further force or effect and superseded by this Agreement. Notwithstanding anything to the contrary in the Previous Employment Agreement, for purposes of Section 1.8 of the Previous Employment Agreement, the term “Non-compete Period” shall mean the Employment Period (which has terminated as of the Effective Date) and the longer of (i) the one-year period following the Effective Date, or (ii) the Term.

6.      Termination.

The term of employment (the “Term”) and performance of Services by Gardini under Section 3 of this Agreement may be terminated by either party upon thirty (30) days notice to the other party.

7.      Miscellaneous.

(a)                      No provision of this Agreement shall be waived, amended, modified, superceded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

(b)                     Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (with receipt confirmed) to the recipient at the address or facsimile number indicated below:

To the Company:

XCel Brands, Inc.

475 Tenth Avenue, 4th Floor

New York, New York 10018

Facsimile:

With a copy (which shall not constitute notice) to:

Blank Rome

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-0208

Attn:  Robert Mittman, Esquire

Facsimile: (212) 885-5557

To the Executive:

Marisa Gardini

40 C.P.S., APT. 4C/D

NEW YORK, NY 10019

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, NY  10017

Attention:  Eric J. Dale, Esq.

Facsimile: 212-451-2999

or such other address or to the attention of such other Person (as defined in the Previous Employment Agreement) as the recipient Party will have specified by prior written notice to the sending Party.  Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

(c)          Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)         Except as set forth in Section 5 hereof, this Agreement embodies the complete agreement and understanding among the Parties with regard to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

(e)          This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)          Without Gardini’s consent, the Company may not assign its rights and obligations under this Agreement except (i) to a “Successor” (as defined below) or (ii) to an entity that is formed and controlled by the Company or any of its Subsidiaries, provided that in the case of an entity described in clause (ii), the Company shall remain liable for all of its obligations hereunder.  This Agreement is personal to Gardini, and Gardini shall not have the right to assign Gardini’s interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement, nor shall the Gardini have the right to pledge, hypothecate, transfer, assign or otherwise encumber Gardini’s right to receive any form of compensation hereunder without the prior written consent of the Board.  As used in this Section 7(f), “Successor” shall include any person that at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets of, or ownership interests in, the Company and its subsidiaries.

(g)          This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company, Gardini, and their respective heirs, successors and permitted assigns.

(h)         This Agreement and the performance of the Parties shall be governed by the internal laws (and not the law of conflicts) of the State of New York. Any claim or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be adjudicated exclusively by the Supreme Court, New York County, State of New York, or by a federal court sitting in Manhattan in New York City, State of New York. The parties hereto agree to the personal jurisdiction of such courts and agree to accept process by regular mail in connection with any such dispute.

(i)           AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)           In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys’ fees) of the Company in such action, suit or other proceeding shall be paid by Gardini. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Gardini, all expenses (including reasonable attorneys’ fees and travel expenses) of Gardini in such action, suit or other proceeding shall be paid by the Company.

(k)         Each Party will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  Nothing herein shall prohibit any arbitrator or judicial authority from awarding attorneys’ fees or costs to a prevailing Party in any arbitration or other proceeding to the extent that such arbitrator or authority may lawfully do so.

(l)           The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Gardini, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement this 14th day of March 2014.

XCel BRANDS, Inc.

By	/s/ Robert W. D’Loren
Name: Robert W. D’Loren
Title: Chief Executive Officer

/s/ Marisa Gardini
Marissa Gardini, individually

Exhibit A

Release (Contingent)

Dated March 14, 2014

I, Marisa Gardini, on behalf of myself and my heirs, successors and assigns, in consideration of the performance by Xcel Brands, Inc., a Delaware Corporation (together with its Subsidiaries, the “Company”), of its material obligations under the Amended and Restated Employment Agreement, dated as of February 21, 2012 (the “Agreement”), subject in each case to Section 2 below, do hereby release and forever discharge as of the date hereof the Company, its Affiliates, each such Person’s respective successors and assigns and each of the foregoing Persons’ respective present and former directors, officers, partners, stockholders, members, managers, agents, representatives, employees (and each such Person’s respective successors and assigns) (collectively, the “Released Parties”) to the extent provided below. This document shall be referred to herein as the “General Release.”

1.                  I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities whatsoever in law and in equity, both past and present (through the date of this General Release), whether under the laws of the United States or another jurisdiction and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, have or may have, solely to the extent that such claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) the Agreement (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that nothing contained in this General Release shall apply to, or release the Company from, (i) any obligation of the Company contained in the Agreement to be performed after the date hereof and amounts claimed under the Agreement pursuant to a good faith and pending dispute as of the date hereof, (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company, (iii) any rights to indemnification from the Company under the Company’s Certificate of Incorporation, Bylaws, any indemnification agreement and/or applicable law; and (iv) any right to insurance proceeds related to my position as an officer and/or director of the Company or any of its Affiliates; (v) any rights as a stockholder of the Company of any Affiliates of, or successor to, the Company; (vi) any rights under the Asset Purchase Agreement dated May 19, 2011, by and among the Company, IM Ready-Made, LLC and certain other parties thereto (as amended, the “Purchase Agreement”) and any Related Agreement (as defined in the Purchase Agreement).

2.                  Notwithstanding anything to the contrary herein, in the event that the Company, or any its affiliates, makes any affirmative claim, or threatens to make any affirmative claim, formally or informally, against me, whether in law or in equity (other than to enforce the terms of this General Release), I reserve the right to assert a counterclaim. In signing its acknowledgment of this General Release below, the Company hereby agrees that this General Release is contingent as set forth in this Section 2.

3.                  I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 1 above.

4.                  I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.                  In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I covenant that I shall not directly or indirectly, commence, maintain or prosecute or sue any of the Released Persons either affirmatively or by way of cross-complaint, indemnity claim, defense or counterclaim or in any other manner or at all on any Claim covered by this General Release. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 1 as of the execution of this General Release.

6.                  I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.                  I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

8.                  Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other self-regulatory organization or governmental entity.

9.                  Without limitation of any provision of the Agreement, I hereby expressly re-affirm my obligations under Sections 1.5, 1.6, 1.8, 1.10 and 3.1 of my Employment Agreement with the Company dated as of May 19, 2011.

10.              Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a) I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY (VIA THE AGREEMENT AND THIS RELEASE) BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION OF THE AGREEMENT;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: ___________ __, ______	/s/ Marisa Gardini
Marisa Gardini

Acknowledged and agreed as of the date first written above:

Xcel Brands, Inc.

By:	/s/ Robert W. D’Loren
Name: Robert W. D’Loren

Exhibit B

REQUEST NOTICE

[Date]

Xcel Brands, Inc.

475 Tenth Avenue, 4th Floor

New York, NY 10018

Ladies and Gentlemen:

This Request Notice is given by the undersigned (“Gardini”) to Xcel Brands, Inc. (the “Company”) pursuant to Section 4 of that certain Employment Agreement, dated as of February 1, 2014, by and between Gardini and the Company (as amended, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Gardini hereby notifies the Company of the following Potential Partner:

Name of Potential Partner:___________________________________________________________________________

Address of Potential Partner:_________________________________________________________________________

Description of Potential Business Arrangement: ___________________________________________________________

Sincerely,

Marisa Gardini

The Company hereby acknowledges and agrees, as of the date written below, that the above-referenced Potential Partner shall constitute a Gardini Contact for all purposes under the Agreement:

XCEL BRANDS, INC.

By:
Name:
Title:

Date: